Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$158,553	$143,343
Cost of operations	62,513	57,877
Sales and marketing	33,756	32,476
General and administrative	23,756	21,453
Depreciation and amortization	7,487	8,245
Interest income	206	17
Interest expense	5,100	6,172

Income before income tax provision	26,147	17,137
Income tax provision	10,429	7,133

Net income	$15,718	$10,004

Net income per common share:
Basic	$0.42	$0.27

Diluted	$0.36	$0.25

Weighted-average shares outstanding used in computing income per common share:
Basic	37,267	36,393

Diluted	52,335	43,465

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue
Advertising and sponsorship
Biopharma and medical device	$88,685	$75,845
OTC, CPG and other	33,754	29,948

	122,439	105,793
Private portal services	28,255	29,322
Information services	7,859	8,228

	$158,553	$143,343

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$47,056	$38,918

Interest, taxes, non-cash and other items (b)
Interest income	206	17
Interest expense	(5,100)	(6,172)
Income tax provision	(10,429)	(7,133)
Depreciation and amortization	(7,487)	(8,245)
Non-cash stock-based compensation	(8,528)	(7,381)

Net income	$15,718	$10,004

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income.

WEBMD HEALTH CORP. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$592,871	$641,165
Accounts receivable, net	177,383	174,313
Prepaid expenses and other current assets	20,505	18,998

Total current assets	790,759	834,476

Property and equipment, net	86,835	81,027
Goodwill	202,980	202,980
Intangible assets, net	10,114	10,894
Deferred tax assets, net	14,591	15,694
Other assets	10,631	10,852

Total Assets	$1,115,910	$1,155,923

Liabilities and Stockholders’ Equity
Accrued expenses	$63,540	$80,664
Deferred revenue	116,313	102,715
2.25% convertible notes due 2016, net	—	102,523

Total current liabilities	179,853	285,902

2.50% convertible notes due 2018, net	396,727	396,281
1.50% convertible notes due 2020, net	294,558	294,266
Other long-term liabilities	23,909	23,246

Stockholders’ equity	220,863	156,228

Total Liabilities and Stockholders’ Equity	$1,115,910	$1,155,923

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$15,718	$10,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,487	8,245
Non-cash interest, net	897	1,128
Non-cash stock-based compensation	8,528	7,381
Deferred income taxes	1,177	(1,535)
Changes in operating assets and liabilities:
Accounts receivable	(3,070)	6,425
Prepaid expenses and other, net	1,731	(4,587)
Accrued expenses and other long-term liabilities	(20,147)	(17,515)
Deferred revenue	13,598	14,831

Net cash provided by operating activities	25,919	24,377

Cash flows from investing activities:
Purchases of property and equipment	(9,229)	(3,670)
Partial redemption of cost-method investment	526	—

Net cash used in investing activities	(8,703)	(3,670)

Cash flows from financing activities:
Proceeds from exercise of stock options	30,165	4,488
Cash used for withholding taxes due on stock-based awards	(890)	(1,044)
Maturity of convertible notes	(102,682)	—
Purchases of treasury stock	—	(3,219)
Excess tax benefit on stock-based awards	7,897	7,584

Net cash (used in) provided by financing activities	(65,510)	7,809

Net (decrease) increase in cash and cash equivalents	(48,294)	28,516
Cash and cash equivalents at beginning of period	641,165	706,776

Cash and cash equivalents at end of period	$592,871	$735,292

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2016	2015
Numerator:
Net income – Basic	$15,718	$10,004
Interest expense on 1.50% convertible notes, net of tax	878	864
Interest expense on 2.50% convertible notes, net of tax	1,827	—
Interest expense on 2.25% convertible notes, net of tax	457	—

Net income – Diluted	$18,880	$10,868

Denominator:
Weighted-average shares – Basic	37,267	36,393
Stock options and restricted stock	1,755	1,378
1.50% convertible notes	5,694	5,694
2.50% convertible notes	6,205	—
2.25% convertible notes	1,414	—

Adjusted weighted-average shares after assumed conversions – Diluted	52,335	43,465

Net income per common share:
Basic	$0.42	$0.27

Diluted	$0.36	$0.25